Exhibit 99.1

For Immediate Release

HOSPIRA ANNOUNCES CERTAIN PRELIMINARY

THIRD-QUARTER 2011 RESULTS

— Company to hold conference call at 9 a.m. Central time today, October 18 —

LAKE FOREST, Ill., October 18, 2011 — Hospira, Inc. (NYSE: HSP), the world’s leading provider of injectable drugs and infusion technologies, today announced that its preliminary third-quarter 2011 net sales, adjusted* income from operations and adjusted* earnings per share are lower than anticipated primarily due to certain quality actions taken in response to a U.S. Food and Drug Administration (FDA) 2010 warning letter and subsequent observations related to the company’s manufacturing facility in Rocky Mount, North Carolina, and device quality and supply-related issues.

“While recently launched product sales continue to drive top-line growth, we were extremely disappointed in the third quarter by developments related to our quality-improvement initiatives that resulted in a significant slowdown of production and an associated impact on our operating performance,” said F. Michael Ball, chief executive officer. “As I indicated at our Investor Day in early September, addressing these issues is Hospira’s top priority, and our organization is committed to full resolution. I remain confident that Hospira will emerge from this process a stronger, more competitive global company that is optimally positioned to serve the needs of our customers and patients, and deliver strong value to our shareholders.”

Preliminary net sales for the quarter were $977 million, an increase of 2.9 percent compared to $949 million in the third quarter of 2010, with the increase primarily driven by continued strong U.S. net sales of the oncolytic docetaxel. On a constant-currency basis, third-quarter net sales increased slightly compared to the third-quarter of 2010.

Preliminary adjusted* income from operations for the third quarter of 2011 was $142 million compared to $189 million in the third quarter of 2010. The decline is primarily due to charges and costs associated with the quality actions and related inventory losses.  Preliminary adjusted* diluted earnings per share were $0.66 for the third quarter of 2011.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, the company had a preliminary loss from operations of $85 million in the third quarter of 2011 compared to income from operations of $142 million in the third quarter of 2010. The third quarter of 2011 includes a preliminary goodwill impairment charge related to Hospira’s European operating unit identified during Hospira’s annual impairment test.  On a GAAP basis, the company had a preliminary diluted loss per share of $0.54 compared to diluted earnings per share of $0.42 in the prior-year third quarter. Results under GAAP include items as detailed in the schedule attached to this press release.

Preliminary cash flow from operations for the first nine months of 2011 was $277 million, compared to the $235 million generated for the same period in 2010.  The increase primarily reflects the timing of chargeback and rebate payments.

These results are preliminary and remain subject to change as the company completes its quarterly close and reporting processes. Hospira intends to issue a full press release containing the third-quarter 2011 results on our originally scheduled conference call date of October 26, 2011.

2011 Projections

Given the preliminary third-quarter results, Hospira currently estimates that its adjusted* diluted earnings per share for full-year 2011 will range between $2.95 and $3.05 per share, or $1.40 to $1.50 on a GAAP basis. These estimates are preliminary. Hospira will discuss its full-year 2011 projections in further detail when it reports its final third-quarter 2011 results on October 26, 2011.

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*Use of Non-GAAP Financial Measures

Adjusted measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast

Hospira will hold a conference call for investors and media at 9 a.m. Central time today, October 18, 2011. A simultaneous webcast of the conference call will be available on Hospira’s website at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast.

About Hospira

Hospira, Inc. is the world’s leading provider of injectable drugs and infusion technologies. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 14,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, and statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, technological, manufacturing supply, quality and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

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Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2276	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

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Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars in millions, except for per share amounts)

Three months ended September 30, 2011 Reconciliation of GAAP to Non-GAAP Financial Measures:

	(Loss) Income From Operations	Diluted EPS (1)
GAAP financial measures	$(85.2)	$(0.54)
Specified item:
Amortization and impairment of certain intangible assets	34.4	0.14
Certain quality and product related charges	36.7	0.14
Capacity expansion related charges	1.5	0.01
Goodwill impairment (A)	155.0	0.92
Diluted shares impact		(0.01)
Adjusted financial measures (2)	$142.4	$0.66

GAAP results for the three months ended September 30, 2011 include:

(A)                Goodwill impairment: $155.0 million reported in Restructuring, impairment and (gain) on disposition of assets, net related to Hospira’s Europe, Middle East & Africa reporting unit.

Three months ended September 30, 2010 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Income From Operations	Diluted EPS (1)
GAAP financial measures	$141.7	$0.42
Specified items:
Project Fuel and related charges	6.7	0.02
Facilities Optimization charges	3.7	0.02
Amortization of certain intangible assets	16.2	0.07
Certain quality and product related charges	15.1	0.05
Acquisition and integration-related charges	5.9	0.02
Loss on early debt extinguishment	—	0.14
Adjusted financial measures (2)	$189.3	$0.74

(1)                  Adjusted Diluted EPS are shown net of tax for the three months ended September 30, 2011 and 2010, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred.

(2)                  The Non-GAAP financial measures contained in this press release (including adjusted income from operations and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars in millions, except for per share amounts)

Preliminary Reconciliation of GAAP to Adjusted Diluted Earnings Per Share Projection for Full Year 2011:

	Preliminary EPS Projection (1)
GAAP financial measure	$1.40	—	$1.50
Adjustments:
Project Fuel and related charges			0.04
Facilities Optimization charges			0.01
Estimated $95 million for the amortization and impairment of intangible assets related to certain acquisitions			0.38
Estimated charges related to certain quality- and product-related matters (mid-point of an estimated range of $0.25 to $0.31 per diluted share)			0.28
Estimated charges related to capacity expansion			0.03
Restructuring charges related to certain Latin America distributor operations			0.03
Goodwill impairment			0.90
Tax benefits from the first-quarter 2011 U.S. income tax audit settlement			(0.12)
Adjusted financial measure (3)	$2.95	—	$3.05

Reconciliation of GAAP to Adjusted Diluted Earnings Per Share Projection for Full Year 2010:

Actual EPS (2)
GAAP financial measure	$2.11
Specified items:
Project Fuel and related charges	0.09
Facilities Optimization charges	0.07
Amortization of certain intangible assets	0.28
Certain quality and product related charges	0.20
Acquisition and integration-related charges	0.07
Impairment of certain assets	0.12
Research and development charges	0.18
Litigation settlement and related charges	0.05
Loss on early debt extinguishment	0.14
Adjusted financial measure (3)	$3.31

(1)                                  Adjusted EPS is shown net of expected tax of approximately $72 million, calculated based on the statutory tax rates in the various jurisdictions in which the specified items are expected to occur, exclusive of the tax-audit settlement.

(2)                                  Adjusted EPS is shown net of tax of $106.8 million related to specified items, calculated based on the statutory tax rates in the various jurisdictions in which the specified items occurred.

(3)                                  The Non-GAAP financial measures contained in this press release (including adjusted income from operations, and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on October 18, 2011 for additional information.